UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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PENNICHUCK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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25 Manchester Street
Merrimack, New Hampshire 03054
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 5, 2010
To Our Shareholders:
The Annual Meeting of Shareholders of Pennichuck Corporation will be held at 9:00 AM (Eastern Time), on Wednesday, May 5, 2010, at the Nashua Courtyard by Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire for the following purposes:
(1)	To elect three directors, each for a three-year term, to continue until the Company’s Annual Meeting of Shareholders in the year 2013 and until his or her successor is duly elected and qualified;

(2)	To ratify the appointment of ParenteBeard LLC as the Company’s independent registered public accountants for the year ending December 31, 2010; and

(3)	To transact such other business as may properly come before the meeting or any adjournments thereof.
The Board of Directors has fixed the close of business on March 5, 2010 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments of the meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Your attention is directed to the attached Proxy Statement.
By Order of the Board of Directors,

Roland E. Olivier
Secretary
Merrimack, New Hampshire
March 26, 2010
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2010:
The Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders, the Annual Report to Shareholders for the year ended December 31, 2009 and the Company’s Annual Report on Form 10-K for the Year ended December 31, 2009 are available at: www.pennichuck.com/investor/proxy-materials.php.

UNDER A RECENT RULE CHANGE, BROKERS ARE NOT PERMITTED TO VOTE ON THE ELECTION OF DIRECTORS WITHOUT INSTRUCTIONS FROM THE BENEFICIAL OWNER. THEREFORE, IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER OR BANK, YOUR VOTE IS ESPECIALLY IMPORTANT THIS YEAR.
ACCORDINGLY, WE ENCOURAGE YOU TO VOTE PROMPTLY BY MAIL OR THE INTERNET, AS PROVIDED BY THE ENCLOSED PROXY CARD, EVEN IF YOU INTEND TO ATTEND THE ANNUAL MEETING. THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHTS TO VOTE AT THE MEETING IF THE PROXY IS REVOKED AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

PENNICHUCK CORPORATION
25 Manchester Street
Merrimack, New Hampshire 03054

PROXY STATEMENT
for
2010 ANNUAL MEETING OF SHAREHOLDERS
to be held on May 5, 2010

Annual Meeting
Why have I received these materials?
This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about April 2, 2010. The proxy is being solicited by the Board of Directors (the “Board”) of Pennichuck Corporation (referred to throughout this Proxy Statement as “Pennichuck” or the “Company” or “we” or “our”) in connection with our Annual Meeting of Shareholders that will take place on Wednesday, May 5, 2010, at 9:00 AM (Eastern Time), at the Nashua Courtyard by Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire, and at any adjournment thereof. You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
A copy of our 2009 Annual Report on Form 10-K and the Annual Report to Shareholders for the year ended December 31, 2009 have been mailed to you. Pennichuck’s Proxy Statement for the Annual Meeting and the 2009 Annual Report on Form 10-K can be viewed on the Company’s website at www.pennichuck.com/investor/proxy-materials.php.
Who is entitled to vote at the Annual Meeting?
Holders of shares of common stock of Pennichuck as of the close of business on Friday, March 5, 2010, the record date for the Annual Meeting, will be entitled to receive notice of and to vote at the Annual Meeting. As of the record date, 4,655,963 shares of our common stock were outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.
How do I vote my shares at the Annual Meeting?
If you are a “record” shareholder of common stock (that is, if you hold common stock in your own name in Pennichuck’s stock records maintained by our transfer agent, American Stock Transfer & Trust Company), you may complete and sign the accompanying proxy card and return it to Pennichuck or deliver it in person or you may attend the Annual Meeting and vote in person. Shareholders of record may also vote via the Internet. Internet voting information is provided on the proxy card. If you vote via the Internet, please do not return a signed proxy card.

If your shares are held in “street name” (for example, if your shares of common stock are held by a brokerage firm), your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Under the current rules of the New York Stock Exchange (“NYSE”), which are applicable to all brokers on all exchanges including the NASDAQ Global Market (“NASDAQ”) where Pennichuck’s stock is traded, if you do not give instructions to your brokerage firm, it will only be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of ParenteBeard LLC as our independent registered public accounting firm for the year ending December 31, 2010 (proposal two) is considered to be a discretionary item under the NYSE rules and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. If you do not instruct your broker how to vote your shares with respect to proposal one, your broker may not vote for directors and your votes will be counted as “broker non-votes,” which means your votes will neither be cast nor counted with respect to director election.
If your shares are held in street name and you wish to attend the Annual Meeting in person, you must bring an account statement or letter from your brokerage firm showing that you are the beneficial owner of the shares as of the record date (March 5, 2010) in order to be admitted to the Annual Meeting on May 5, 2010. To be able to vote your shares held in street name at the Annual Meeting, you will need to obtain a proxy card from the holder of record (e.g. your brokerage firm) for your shares.
Can I change my vote or revoke my proxy after I return my proxy card?
For “record” shareholders of common stock, yes. After you have submitted a proxy online or by mail, you may revoke your proxy or change your vote at any time before the proxy is exercised by submitting a notice of revocation or a duly executed proxy bearing a later date prior to the date of the Annual Meeting, by voting again prior to the time at which our voting facilities close, or by attending the Annual Meeting and voting in person. In any event, the latest submitted vote will be recorded and the earlier vote(s) revoked.
For “street name” shareholders of common stock, you will need to review the instructions on the proxy form provided to you by the institution that holds your shares to determine whether you may change your vote after you have submitted a proxy. If you are permitted to change your vote after you have submitted a proxy, follow the instructions for revocation on such form to do so.
What constitutes a quorum for purposes of the Annual Meeting?
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as “withholding” or containing “broker non-votes” on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum. As noted above, a “broker non-vote” occurs when a registered broker holding a customer’s shares in the name of the broker has not received voting instructions on a matter from the customer and is barred from exercising discretionary authority to vote on that matter, as indicated by the broker on the proxy. Brokers may not vote on non-discretionary items such as the election of directors (proposal one) and may only vote on other routine discretionary matters, such as the ratification of ParenteBeard LLC as our independent registered public accounting firm (proposal two) without receiving instructions from their customers.

What vote is required to approve each proposal at the Annual Meeting?
Under New Hampshire law, the election of directors at the Annual Meeting requires the affirmative vote of a plurality of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote on the proposal. Votes that are withheld and “broker no-votes” will have no effect on the outcome of the election of directors.
Approval of the proposed ratification of the appointment of ParenteBeard LLC as the Company’s independent registered public accountants requires the affirmative vote of a majority of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote on the proposal.
Shares held by stockholders who abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. “Broker non-votes” will be counted for the purpose of determining whether a quorum exists.
How does the Board of Directors recommend that I vote my shares?
Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendation is set forth together with the description of the proposal in this Proxy Statement. In summary, the Board of Directors recommends a vote:
•	FOR the Board of Directors’ proposal to elect as directors of Pennichuck the three nominees named in this Proxy Statement.

•	FOR the Board of Directors’ proposal to ratify the appointment of ParenteBeard LLC as the Company’s independent registered public accountants for the year ending December 31, 2010.
With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interests of Pennichuck. At the date of this Proxy Statement, the Board of Directors had no knowledge of any business other than that described in this Proxy Statement that will be presented for consideration at the Annual Meeting.
Where can I find the voting results?
Pennichuck will report the voting results in a Form 8-K within four business days after the end of our 2010 Annual Meeting.
Who will bear the expense of soliciting proxies?
Pennichuck will bear the cost of soliciting proxies in the form enclosed. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our directors, officers and employees. We may reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such common stock.

Is there any information that I should know about future annual meetings?
Shareholder Proposals for the 2011 Annual Meeting of Shareholders
Any shareholder who intends to present a proposal for inclusion in the Proxy Statement for the 2011 Annual Meeting of Shareholders (the “2011 Annual Meeting”) must deliver the proposal to the Company Secretary at 25 Manchester Street, Merrimack, New Hampshire 03054 in writing not later than December 2, 2010, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. Any shareholder who intends to present a proposal directly at the 2011 Annual Meeting rather than submitting it for inclusion in next year’s Proxy Statement (i.e., outside the process of Rule 14a-8 of the Securities Exchange Act of 1934) should provide a notice of their intention to do so to the Company Secretary at 25 Manchester Street, Merrimack, New Hampshire 03054. To be timely, such notice must be received by the Company before the close of business on February 15, 2011. For any such proposal sought to be presented directly at the 2011 Annual Meeting, Securities and Exchange Commission (“SEC”) rules permit the persons named as proxy holders on proxies relating to such meeting to vote the proxies in their discretion if we: (1) receive notice of the proposal before the close of business on February 15, 2011, and advise shareholders in the 2011 Proxy Statement about the nature of the matter and how the proxy holders appointed by the Board of Directors intend to vote on such matter; or (2) do not receive notice of the proposal prior to the close of business on February 15, 2011.
How will documents be delivered to me if I share an address with other shareholders?
Some brokers and other nominees may participate in the practice of “householding” proxy statements and annual reports to shareholders. This means that only one copy of our Proxy Statement and annual report to shareholders may have been sent to multiple shareholders in your household. Pennichuck will promptly deliver a separate copy of either document to you if you contact us at the following address: Attention Investor Relations, Pennichuck Corporation, 25 Manchester Street, Merrimack, New Hampshire 03054; or telephone number: (603) 882-5191. If you would like to receive separate copies of our Proxy Statements and/or annual reports to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your broker or other nominee, or contact us at the above address or telephone number.
Corporate Governance, Board and Committee Membership
As of the date of this Proxy Statement, the Board of Directors has determined in its business judgment that all of the members of the Board of Directors and all director nominees are independent under the applicable NASDAQ listing standards and SEC rules and regulations, except for Duane C. Montopoli due to his being President and CEO of the Company.
In considering status of Pennichuck directors and nominees as “independent” within the meaning of the relevant NASDAQ rules and all other applicable laws and standards, the Board of Directors specifically considered the relationships and transactions described under the heading “Certain Relationships and Related Party Transactions” located under, “Director Compensation” in this Proxy Statement.

Board Leadership Structure and Role in Risk Oversight
Pennichuck separates the roles of the President/Chief Executive Officer (“CEO”) and the Chairman of the Board of Directors in recognition of the differences between the two roles and the Board’s active role in risk oversight of management’s risk identification, risk management and risk mitigation strategies. The President/CEO is responsible for setting the strategic direction of the Company and its day-to-day leadership, management and performance. The Chairman of the Board is an independent director who provides guidance to the President/CEO, approves the agenda for Board meetings and presides over meetings of the full Board and executive sessions of “non-management” directors. The Board generally holds executive sessions at the end of each regularly scheduled meeting of the full Board. During 2009, the Board of Directors met five times for regularly scheduled meetings and six times for special meetings.
The Board takes an active role in the Company’s risk oversight process, which includes receiving regular reports from members of senior management on areas of material risk to the Company, including eminent domain, operational, financial, legal, regulatory, strategic and reputational risks. The full Board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand Pennichuck’s risk identification, risk management and risk mitigation strategies. When a Committee receives the report, the Chairman of the relevant Committee reports on the discussion to the full Board during the Committee reports portion of the next Board meeting. This enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. The full Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each including any environmental, health and safety risks. As part of its charter, the Audit Committee oversees management of financial risks, and related legal and regulatory risks, and discusses Pennichuck’s policies and procedures with respect to risk identification and risk management by the Company’s senior management. The Compensation & Benefits Committee is responsible for overseeing the management of risks relating to the Company’s executive and non-executive compensation plans and arrangements. The Corporate Governance & Nominating Committee is responsible for overseeing the management of risks associated with the independence of the Board of Directors, potential conflicts of interest and other corporate compliance risks.
The respective membership and functions of the Audit Committee, the Compensation and Benefits Committee, and the Corporate Governance and Nominating Committee, are discussed below.
Audit Committee
The Audit Committee is presently comprised of Robert P. Keller (Chairman), Clarence A. Davis and Janet M. Hansen. The composition of the Audit Committee following the Annual Meeting will be determined at the meeting of the Board of Directors immediately following the Annual Meeting. The Audit Committee is responsible for the appointment of the independent auditors, oversight of the integrity of the Company’s financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent auditors, and other significant financial matters. The Board of Directors has determined in its business judgment that each of the members of the Audit Committee is independent under the applicable NASDAQ listing standards and SEC rules and regulations. The Board of Directors has also determined in its business judgment that each of Mr. Keller, Mr. Davis and Ms. Hansen are qualified as Audit Committee financial experts within the meaning of applicable rules and regulations of the SEC. The relevant experience and qualifications of each of Mr. Keller, Mr. Davis and Ms. Hansen are included in this Proxy Statement under “Proposal One—Election of Directors—Information as to Nominees and Continuing Directors.” During 2009, the Audit Committee met four times.

The Audit Committee has adopted a Charter governing its mission, membership, duties and responsibilities; a copy of the Charter for the Audit Committee can be accessed electronically at the Company’s website at www.pennichuck.com/investor/corporate_governance.php.
Compensation and Benefits Committee
The Compensation and Benefits Committee (the “Compensation Committee”) is presently comprised of Mr. James M. Murphy (Chairman), Steven F. Bolander and Michael I. German. The composition of the Compensation Committee following the Annual Meeting will be determined at the meeting of the Board of Directors immediately following the Annual Meeting. The Compensation Committee is charged generally (a) to establish the Company’s executive compensation program, (b) to monitor the operation of the Company’s qualified noncontributory, defined benefit pension plan and the Company’s 401(k) Elective Savings Plan for Employees and the performance of the trustee(s) and administrator(s) of those plans, and to recommend changes to the Board as and when appropriate, and (c) to administer the Company’s 1995 Stock Option Plan and 2009 Equity Incentive Plan. The Board of Directors has determined in its business judgment that each of the members of the Compensation Committee is independent under the applicable NASDAQ listing standards and SEC rules and regulations. During 2009, the Compensation Committee met four times. For information on the Company’s compensation practices, see “Executive Compensation—Compensation Discussion and Analysis.”
The Compensation Committee has adopted a Charter governing its mission, membership, duties and responsibilities; a copy of the Charter for the Compensation Committee can be accessed electronically at the Company’s web site at www.pennichuck.com/investor/corporate_governance.php.
Compensation Committee Interlocks and Insider Participation
The following directors served as members of the Compensation Committee during some or all of 2009: Messrs. Murphy, Bolander, German and Keller. During 2009, no member of the Compensation Committee had a relationship that requires disclosure as a Compensation Committee interlock.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee (the “Nominating Committee”) is presently comprised of Joseph A. Bellavance (Chairman), John R. Kreick and Martha E. O’Neill. The composition of the Nominating Committee following the Annual Meeting will be determined at the meeting of the Board of Directors immediately following the Annual Meeting. The Nominating Committee is charged generally with identifying individuals qualified to become members of the Board of Directors and recommending to the Board of Directors the director nominees for election at the next annual meeting of shareholders and/or for interim director appointments to the Board of Directors. The Nominating Committee also recommends to the Board of Directors the director candidates for each committee of the Board of Directors for appointment by the Board of Directors. The Board of Directors has determined in its business judgment that each of the members of the Nominating Committee is independent under the applicable NASDAQ listing standards and SEC rules and regulations. During 2009, the Nominating Committee met two times.
As of March 3, 2010, the Nominating Committee adopted a revised Charter governing its mission, membership and duties and responsibilities; a copy of the Charter for the Nominating Committee can be accessed electronically at the Company’s website at www.pennichuck.com/investor/ corporate_governance.php.

The Nominating Committee will consider nominees recommended by Company shareholders provided that the recommendations are made in accordance with the procedures set forth herein and if received in writing no later than December 2, 2010. A shareholder who wishes to recommend a prospective nominee for the Board of Directors should notify the Company’s Secretary or any member of the Nominating Committee, in writing at the Company’s mailing address, with the name of the recommended candidate for director, the consent of the shareholder and any proposed nominee to be identified, and whatever supporting material the shareholder considers appropriate. If the recommending shareholder is not the registered owner of the securities, he or she can submit one of the following to the registrant to evidence the required ownership percentage and holding period: (i) a written statement from the record holder of the securities (usually a broker or bank) verifying that, at the time the security holder made the recommendation, he or she had held the required securities for at least one year; or (ii) if the security holder has filed a Schedule 13D, Schedule 13G, Form 3, Form 4, and/or Form 5, or amendments to those documents or updated forms, reflecting ownership of the securities as of or before the date of the recommendation, a copy of the schedule and/or form, and any subsequent amendments reporting a change in ownership level, as well as a written statement that the security holder continuously held the securities for the one-year period as of the date of the recommendation.
In addition to considering candidates suggested by shareholders, the Nominating Committee identifies nominees for director through a variety of sources including, but not limited to, the services of executive search firms and referrals from the Company’s current directors and executive officers as well as through certain outside service providers such as its outside counsel, outside auditors, commercial and investment banking firms. The Company did not employ an executive search firm or otherwise pay a fee to any third party in connection with the identification or evaluation of the nominees included in this Proxy Statement, each of whom is a continuing director. The Nominating Committee screens all candidates in the same manner regardless of the source of the recommendation.
Criteria and Diversity
The Nominating Committee will consider whether to nominate any candidate for director in accordance with criteria set forth in its Charter, including:
•	the potential nominee’s experience, qualifications, knowledge, skills and attributes that makes him/her qualified to serve on the Board of Directors;

•	the independence of the potential nominee under applicable NASDAQ listing standards and SEC rules and regulations;

•	the ability of the potential nominee to represent the interests of the shareholders of the Company;

•	the potential nominee’s integrity, commitment and judgment;

•
the potential nominee’s availability to dedicate time and energy to the performance of his or her duties, taking into account the number of other boards he or she sits on in the context of the needs of the Board of Directors and the Company;

•	the extent to which the potential nominee contributes to the overall expertise, skills and diversity appropriate for the Board of Directors; and

•	such other factors relative to the overall composition of the Board as the Committee shall determine to be relevant at the time.

The charter of the Nominating Committee requires the Committee and the Board to consider the value of diversity in the director identification and nomination process. The Nominating Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Company and the Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide the significant composite mix of diverse experience, knowledge, abilities and perspectives that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.
Director Attendance
During the year ended December 31, 2009, the Board of Directors of the Company held five regular meetings and six special meetings. Each director nominee and continuing director attended 75% or more of the total of the number of meetings of the Board of Directors and the number of meetings of all committees of the Board of Directors on which he or she served. As a general matter, members of the Board of Directors are expected to attend the Company’s annual meetings. All continuing members of the Board of Directors and nominees for election to the Board of Directors were present at Pennichuck’s 2009 Annual Meeting of shareholders (“2009 Annual Meeting”).
Contacting the Board of Directors
Any shareholder who desires to contact Pennichuck’s Chairman, or the other members of the Board of Directors, or the Chairman of the Audit, Compensation or Nominating Committee, may do so by writing to: Board of Directors, Pennichuck Corporation, 25 Manchester Street, Merrimack, New Hampshire 03054. Communications received in writing are distributed to the Chairman or other members of the Board of Directors, or the Chairman of the relevant committee, as appropriate, depending on the facts and circumstances outlined in the communication received. For example, as comments or questions regarding accounting or auditing matters are received, they will be forwarded to the Chairman of the Audit Committee for review.

Security Ownership of Certain Beneficial Owners
To the knowledge of Pennichuck, based solely upon filings made with the SEC, the following are the only persons or entities to beneficially own more than 5% of the outstanding shares of our common stock as of March 22, 2010:

		Amount and
		Nature of
	Name and Address of	Beneficial
Title of Class	Beneficial Owner	Ownership	Percent of Class

Common Stock	Wells Fargo & Company	253,300	5.4%
	420 Montgomery St. San Francisco, CA 94104 ‚

Common Stock	Thomson Horstmann & Bryant, Inc.	235,710	5.1%
	Park 80 West, Plaza One Saddle Brook, NJ 07663 ƒ

Common Stock	GAMCO Investors, Inc.	798,632	17.2%
	One Corporate Center Rye, New York 10580-1435 „

	Calculation of percentage is based upon a total of 4,655,963 shares outstanding and entitled to vote at March 22, 2010.

‚
The information reported here is based on Schedule 13G/A filed by Wells Fargo & Company with the SEC on January 25, 2010 on its own behalf and on behalf of its subsidiaries Evergreen Investment Management Company, LLC, Wells Fargo Advisors, LLC and Wachovia Bank, National Association. According to the Schedule 13G/A, the 253,300 shares reported as the aggregate amount beneficially owned by Wells Fargo & Company includes 240,000 shares beneficially owned by its subsidiary, Evergreen Investment Management Company, LLC.

ƒ	The information reported here is based on Schedule 13G filed with the SEC on January 28, 2010.

„
The information reported here is based on Schedule 13D/A filed with the SEC on March 8, 2010 by GAMCO Investors, Inc., Gabelli Funds, LLC, GAMCO Asset Management Inc., Teton Advisors, Inc., Gabelli Securities, Inc., MJG Associates, Inc., GGCP, Inc., and Mario J. Gabelli. The aggregate number of shares of Pennichuck common stock to which the Schedule 13D relates is 798,632 shares, of which 375,800 shares are beneficially owned by Gabelli Funds, LLC, 318,249 shares are beneficially owned by GAMCO Asset Management Inc., 78,000 shares are beneficially owned by Teton Advisors, Inc., 11,183 shares are beneficially owned by Gabelli Securities, Inc. and 15,400 shares are beneficially owned by MJG Associates, Inc.

Security Ownership of Management
To the knowledge of Pennichuck, the following table sets forth information as of March 22, 2010 with respect to shares of our common stock beneficially owned by each nominee and continuing director, the current or former executive officers named in the executive compensation table below (the “Named Executive Officers”), and by all directors and executive officers as a group:

		Amount and
		Nature of
		Beneficial	Percent of
Title of Class	Name of Beneficial Owner	Ownership ƒ	Class‚
Common Stock	Joseph A. Bellavance ƒ	10,300	*
Common Stock	Steven F. Bolander	133	*
Common Stock	Clarence A. Davis	—	*
Common Stock	Michael I. German	2,500	*
Common Stock	Janet M. Hansen	1,100	*
Common Stock	Robert P. Keller	3,213	*
Common Stock	John R. Kreick ƒ	1,060	*
Common Stock	Hannah M. McCarthy ƒ	1,288	*
Common Stock	Duane C. Montopoli „	43,667	*
Common Stock	James M. Murphy	500	*
Common Stock	Martha E. O’Neill	16,266	*
Common Stock	Thomas C. Leonard	6,742	*
Common Stock	Donald L. Ware „	20,363	*
Common Stock	Stephen J. Densberger ƒ „	48,039	1.0%
Common Stock	Roland E. Olivier	6,032	*
All Directors and Executive Officers as a Group (16 Persons) ƒ „		183,576	3.9%

*	Less than one percent.


Shares beneficially owned means shares over which a person exercises sole or shared voting or investment power or shares of which a person has the right to acquire beneficial ownership within 60 days of March 22, 2010. Unless otherwise noted, the individuals and group noted above have sole voting and investment power with respect to shares beneficially owned.

‚
Calculation of percentages is based upon 4,655,963 shares outstanding and entitled to vote on March 22, 2010 plus shares that may be issued within 60 days of March 22, 2010 to the applicable individuals and group noted above having rights to exercise stock options if such persons or group members exercise such rights within such period.

ƒ
The individuals and group noted above have sole voting and investment power with respect to shares beneficially owned, except as stated in Note „ below and except that voting and investment power is shared as follows: Mr. Bellavance-10,300 shares held in trust; Mr. Kreick-531 shares held in trust and 529 shares owned by his wife in trust; Ms. McCarthy-1,288 shares owned jointly with her husband; Mr. Densberger-14,707 shares owned jointly with his wife; and all directors and executive officers as a group-30,532.

„
Includes shares subject to unexercised stock options previously granted that the individuals and group noted above have a right to acquire within 60 days of March 22, 2010. Mr. Montopoli holds options to acquire 42,667 shares, Mr. Leonard holds options to acquire 6,702 shares, Mr. Ware holds options to acquire 19,416 shares, Mr. Densberger holds options to acquire 29,332 shares, Mr. Olivier holds options to acquire 6,032 shares, and all directors and executive officers as a group hold options to acquire 122,814 shares.

Proposal One  — Election of Directors
General
Our Board of Directors is currently divided into three classes, each class serving for three years, with one class being elected each year. Our Bylaws give the Board of Directors the discretion to set from time to time the number of directors constituting the entire Board of Directors, provided that the Company has at least three and not more than 13 directors. In 2009, the Board of Directors voted to expand the Board to 11 directors. Of the 11 current directors, three have terms ending in 2010, four have terms ending in 2011 and four have terms ending in 2012.
The Board of Directors has nominated John R. Kreick, Duane C. Montopoli and Martha E. O’Neill, each an incumbent director, each for election to three-year terms expiring at the Annual Meeting of Shareholders in 2013 and until his or her successor is duly elected and qualified.
The Board of Directors recommends a vote FOR the election of the three nominees as directors of the Company.
Information as to Nominees and Continuing Directors
Unless otherwise directed in the proxy, each proxy executed and returned by a shareholder will be voted FOR the election of the three nominees. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, Pennichuck expects that the proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. All nominees have indicated to the Company their willingness to be nominated as directors and to serve as directors if elected. At this time, the Board of Directors knows of no reason why any of the nominees listed below would not be able to serve as a director if elected.
The following table sets forth information concerning the persons nominated to serve on the Board of Directors and concerning the other directors continuing in office beyond the Annual Meeting.

			Year Present
		Director of	Term Will
Nominees	Age	Company Since	Expire	Position with Company
John R. Kreick	65	1998	2010	Non-Executive Chairman

Duane C. Montopoli	61	2006	2010	President and Chief Executive Officer

Martha E. O’Neill	52	1998	2010	—

			Year Present
		Director of	Term Will
Continuing Directors	Age	Company Since	Expire	Position with Company
Joseph A. Bellavance	70	1983	2011	—

Janet M. Hansen	67	2008	2011	—

Hannah M. McCarthy	63	1994	2011	—

James M. Murphy	62	2006	2011	—

Steven F. Bolander	65	2004	2012	—

Clarence A. Davis	68	2009	2012	—

Michael I. German	59	2009	2012	—

Robert P. Keller	72	1983	2012	—

	All nominees will be and all continuing directors are also directors of the Company’s wholly owned subsidiaries, Pennichuck Water Works, Inc. and The Southwood Corporation.
The following includes information as of the date of this Proxy Statement about each nominee and each director. This includes information each nominee and director has given Pennichuck about his/her age, all positions he/she holds, his/her principal occupation and business experience for the past five (5) years, and the names of other publicly-held companies of which he/she currently serves as a director or has served as a director during the past five (5) years. In addition to the information presented below regarding each nominee’s and each director’s experience, qualifications, attributes and skills that led our Board to the conclusion that he/she should serve as a director, Pennichuck also believes that all of our director nominees and directors have demonstrated a commitment of service to Pennichuck and our Board. We value their significant experience on other boards of directors and board committees for other publicly traded companies as well as privately held and not-for-profit entities. Finally, the Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix and diversity of experience, knowledge, abilities and perspective that will allow the Board to fulfill its responsibilities.
Nominees for Election at this Annual Meeting
John R. Kreick – Dr. Kreick has been a director since 1998 and was elected Chairman of Pennichuck’s Board of Directors in September 2003. Dr. Kreick served as our interim Chief Executive Officer from April 2, 2003 until August 4, 2003. He previously served as President of Lockheed Sanders from 1989 to 1998 and as a Vice President of the Lockheed Martin Corporation (NYSE: LMT) from 1988 until 1998. Dr. Kreick was elected a director of Draper Lab in January 2001, and Chairman of its Board in October 2001. He completed his term as a Draper director in October 2008. He was elected a director of EMS Technologies, Inc. (NasdaqGS: ELMG), a public company, in February of 2003. He consults for various companies, including Lockheed Martin and BAE Systems. Dr. Kreick received his Bachelor of Science degree in physics from the University of Michigan in 1965. As a Rackman graduate fellow, he worked at the University’s Space Physics Research Laboratory and received his Masters of Science degree in physics in 1966. He received his Ph.D. in theoretical physics from the University of Michigan in 1969 and he holds eight patents in infrared and electro-optical technology. Dr. Kreick is a director of Navigator Technology Ventures, a trustee of Rivier College, and a trustee of Southern New Hampshire Regional Medical Center. He has also served on numerous Department of Defense panels and committees. In 1993, Dr. Kreick received the Electronic Warfare Association’s highest award—the Gold Medal of Electronic Warfare and is a recipient of Aviation Week magazine’s Aerospace Laurels Award for his long-term contributions to electronic warfare. We believe Dr. Kreick’s qualifications to sit on our Board of Directors include his experience as President of New Hampshire’s largest employer, Lockheed Sanders, combined with his executive leadership and management experience in business and non-profit organizations and as Pennichuck’s Chairman for the past seven years.

Duane C. Montopoli – Mr. Montopoli has been President, Chief Executive Officer and a director of Pennichuck since he joined the Company in August 2006. He brought to Pennichuck more than 30 years business experience including 16 years as a CEO. From January 2005 until joining Pennichuck, Mr. Montopoli was Principal of Montopoli & Company LLC of North Andover, MA, which he founded to provide management consulting services. During this period, from February 2005 until January 2006, he worked as a Senior Consultant for LoftusGroup LLC of Greenwich, Connecticut, a management consulting firm. From February 2002 until October 2004, Mr. Montopoli was employed by Hitchiner Manufacturing Co., Inc. of Milford, New Hampshire, first as Chief Financial Officer until April 2002 and thereafter as President and Chief Executive Officer. Hitchiner is a privately-held manufacturer of ferrous investment cast metal parts and assemblies. From 1998 until 2000, Mr. Montopoli served as Chief Executive Officer of Medical Resources, Inc. of Hackensack, New Jersey, formerly a NASDAQ-listed provider of outpatient diagnostic imaging services. From 1986 until 1998, he served as Chief Executive Officer of Chemfab Corporation of Merrimack, New Hampshire, formerly a NYSE-listed manufacturer of polymer-based engineered products. He began his career in public accounting with Arthur Young & Company, a predecessor firm of Ernst & Young LLP, where he rose to the level of general partner. Mr. Montopoli completed the Advanced Management Program at Harvard Business School in 1997, received his MBA degree from Golden Gate University in San Francisco in 1978, and received his BBA degree from the University of Cincinnati in 1972 where he graduated magna cum laude. He is a director of Southworth International Group, Inc. of Falmouth, Maine, a privately-held manufacturer and distributor of vertical lifting and positioning products. We believe Mr. Montopoli’s qualifications to sit on our Board of Directors include his background in public accounting and his extensive executive management experience leading public and private companies, including almost four years as Pennichuck’s President and CEO.
Martha E. O’Neill – Ms. O’Neill is a third-generation director of Pennichuck who has been serving on the Board since 1998. Ms. O’Neill has been practicing as an attorney with the Nashua law firm of Clancy & O’Neill, P.A. since 1982, and is currently President of the firm. She is a graduate of Wellesley College and Georgetown University Law Center. Ms. O’Neill serves on the Rivier College Board of Trustees, Mary A. Sweeney Home Board of Trustees, Charles H. Nutt Surgical Hospital Board, the Boys & Girls Club of Greater Nashua, Inc. Charitable Foundation Board of Trustees, the Currier Museum of Art Advisory Council, the Bishop’s Charitable Assistance Fund, the J. Wilfred Anctil Foundation and the Southern New Hampshire Medical Center Board of Trustees. We believe Ms. O’Neill’s qualifications to sit on our Board of Directors include a deep understanding of Pennichuck, its history and connection to the greater Nashua area, and her leadership experience gained from serving on key boards of directors in the Nashua community.
Directors with Terms Expiring in 2011
Joseph A. Bellavance – Mr. Bellavance has been a director since 1983. Mr. Bellavance is Chairman of Bellavance Beverage Company, Inc., and President of Bellavance Realty Corporation, in Nashua. Since 1963, Mr. Bellavance has managed every aspect of his family-owned beverage distributorship, which has been operating in Nashua for over 100 years. During this time, Mr. Bellavance has developed a close working relationship with Anheuser-Busch, Pennichuck’s largest industrial customer. He has also been a joint owner/manager of PROSIT, LLC, which is principally involved with the ownership and management of real estate, since August 2003. Mr. Bellavance received his Bachelor of Science degree in Business Administration from the University of New Hampshire. He is a director and past president of the New Hampshire Wholesale Beverage Association, a director of “New Hampshire The Beautiful,” a member of the Nashua Rotary Club and previously served as a director of the National Beer Wholesalers’ Association. We believe Mr. Bellavance’s qualifications to sit on our Board of Directors include his years of executive and management experience, his knowledge of Pennichuck resulting from his 27 years of service on the Board of Directors, his knowledge of the real estate market in the greater Nashua area and his relationship with Pennichuck’s customers, including Anheuser Busch.

Janet M. Hansen – Ms. Hansen worked in the water utility industry for 30 years until her retirement in 2005. She was Executive Vice President of Aquarion Company, the largest investor owned water utility in New England, from 1995 to 2005 and its Chief Financial Officer from 1992 to 2000. She was Chairman of Aquarion Water Company, Aquarion Company’s principal operating subsidiary, from 2003 to 2005 and its CEO from 2000 to 2003. Ms. Hansen has been a member of the Board of Directors of Peoples United Financial Inc., (NasdaqGS: PBCT), a bank holding company, since 2004. She serves on their Executive Committee and Audit Committee, on which she has been designated the Audit Committee Financial Expert. She also serves on the Boards of Directors of Bridgeport Hospital and the University of Connecticut Foundation. We believe Ms. Hansen’s qualifications to sit on our Board of Directors include her 30 years of water industry management and operations experience and her extensive financial expertise.
Hannah M. McCarthy – Ms. McCarthy has been a director since 1994 and served as interim Chief Executive Officer of the Company from April 15, 2006 until August 21, 2006. Since September 1, 2006, Ms. McCarthy has been serving as President of Newbury College in Brookline, Massachusetts, a position she accepted immediately following her five months as interim President and Chief Executive Officer of Pennichuck Corporation. She was named President Emeritus of Daniel Webster College in Nashua, where she was President for 25 years, when she stepped down from that post in June 2005. She earned her Bachelor of Arts degree at Simmons College, and did graduate work at Rivier College and Southern New Hampshire University. Ms. McCarthy has served as a director of the Boys and Girls Club of Nashua, the New Hampshire Charitable Foundation, and the Foundation of International Society of Transport Aircraft Traders. We believe Ms. McCarthy’s qualifications to sit on our Board of Directors include her extensive executive and leadership experience and her knowledge of Pennichuck, its products and services gained from her many years of service as a director and as interim President and CEO of Pennichuck.
James M. Murphy – Mr. Murphy is Chairman of Q10 Capital, LLC, a national mortgage banking firm (owned and operated by 18 independent mortgage bankers), a position he has held since November of 2003, and Founder and Chairman of Q10 New England Realty Resources, an independent mortgage banking company, a position he has held since July of 1982. Prior to founding Q10 New England Realty Resources, Mr. Murphy held executive position in the investment departments of Mass Mutual Life Insurance Company and Union Mutual Life Insurance Company. Mr. Murphy has been a Certified Mortgage Banker since 1999, a member of the Society of Chartered Realty Investors since July of 2005 and a director since 2006, and has held a State Certified Appraiser designation since February 1993. Mr. Murphy has been a director of the Mortgage Bankers Association of America since 2000 and was the Association’s Chairman in 2002. He currently serves on the Association audit committee. Mr. Murphy is also a Director of The Francis Ouimet Scholarship Fund. He also has held public office as Chairman of the Board of Selectmen in his home town of Duxbury, MA. We believe Mr. Murphy’s qualifications to sit on our Board include his years of executive experience in commercial real estate and capital markets as well as his leadership experience as national Chairman of his trade association.

Directors with Terms Expiring in 2012
Steven F. Bolander – Dr. Bolander has been a director since April 2004. Dr. Bolander is Dean Emeritus of the University of New Hampshire’s Whittemore School of Business and Economics. He has been a consultant to BAE Systems since October 2003 and has consulted with over 50 major corporations during the past 30 years. He holds a Doctor of Business Administration degree from Kent State University, a Master of Business Administration degree from the University of Colorado, and a Bachelor of Science in Chemistry degree from Iowa Wesleyan College. We believe Dr. Bolander’s qualifications to sit on our Board of Directors include his extensive experience in business administration and organizational management and his leadership experience gained as Dean of the Whittemore School of Business and Economics.
Clarence A. Davis – Mr. Davis is the former Chief Executive Officer of Nestor, Inc. (NasdaqG: NEST), a software solution company, 2007 — 2009. He is the former Chief Operating Officer (2000 - 2005) and Chief Financial Officer (1998 — 2000) of The American Institute of Certified Public Accountants (“AICPA”). He earned a BS in accounting at Long Island University and is a Certified Public Accountant. He serves on the Board of Directors of Gabelli SRI Fund, Gabelli Global Deal Fund and Nestor, Inc. We believe Mr. Davis’ qualifications to sit on our Board of Directors include his 23 years of public accounting experience, his leadership and management experience as Chief Operating Officer and Chief Financial Officer of the AICPA, and his extensive financial expertise and strategic perspective gained from serving on other boards.
Michael I. German – Mr. German is Chief Executive Officer and President of Corning Natural Gas Corporation (OTCBB: CNIG), a position he has held since December 2006. He has served as a director of Corning since November 2006. From August 2005 through December 2006, Mr. German was Senior Vice President, Utility Operation of Southern Union Company. From 2003 until 2005, he was President of Southern Connecticut Gas, Connecticut Natural Gas and Maine Natural Gas, all subsidiaries of Energy East Corporation, a publicly-held energy services and delivery provider. Mr. German has a BA degree from Trinity College and an MBA from Columbia University. He also has a JD from Boston University and is a member of the District of Columbia Bar. Mr. German serves on the Board of Directors of Three Rivers Development Corporation, American Gas Association and Northeast Gas Association. He also serves as a Trustee of Adirondack Park Institute. We believe Mr. German’s qualifications to sit on our Board of Directors include his extensive management and operational experience in regulated industries and his leadership experience gained from serving on other boards.
Robert P. Keller – Mr. Keller has been a director since 1983. Mr. Keller is a Certified Public Accountant. Since November 2003, he has been managing director of Triumph Investment Funds (two community bank private equity funds) located in Bedford, New Hampshire. From March 2002 until May 2003, he was Chairman and Chief Executive Officer of InStar Services Group, Inc. (a nationwide provider of insurance restorations and reconstruction services), headquartered in Fort Worth, Texas. Since September 2002, he has served as Chairman of the Board of Directors and Chairman of the Compensation Committee of Security Business Bank of San Diego and as Chairman of Security Business Bancorp, Inc (OTCBB: SBBC). Also, since December 2005, he has served as a director of California Oaks State Bank in Thousand Oaks, California. In addition, he is a director of Homeland Renewable Energy, Inc. (“HRE”), a biomass power company in Newtown, Pennsylvania, and serves as a member of HRE’s Compensation and Audit Committees. Mr. Keller is also a director of First State Bank NJ in Cranford, New Jersey and serves as Chairman of their Audit and Compliance Committees. We believe Mr. Keller’s qualifications to sit on our Board of Directors include his extensive experience in finance, banking and capital markets and his knowledge of Pennichuck and its business resulting from his 27 years of service on Pennichuck’s Board.

Director Compensation

	Fees Earned
	or Paid in
	Cash	Total
Name	($)	($)

Joseph A. Bellavance	18,700	18,700
Steven F. Bolander	20,200	20,200
Clarence A. Davis	11,467	11,467
Michael I. German	11,467	11,467
Janet M. Hansen	19,000	19,000
Robert P. Keller	23,300	23,300
John R. Kreick	24,000	24,000
Hannah M. McCarthy	15,400	15,400
James M. Murphy	20,500	20,500
Martha E. O’Neil	17,800	17,800
Each of the non-employee members of the Company’s Board of Directors currently receives a fee of $10,000 annually. Additionally, each non-employee director receives a fee of $600 for each Board of Director and committee meeting they attend in person or by telephone participation. Each committee Chairman also receives an additional fee of $1,500 annually, other than the Chairman of the Audit Committee, who receives an additional fee of $2,500 annually. The Chairman of the Board of Directors receives an additional fee of $5,000 annually. The one director who is also a salaried employee of the Company (i.e., the CEO) does not receive any separate compensation for his services as a director of the Company or of its subsidiaries. Customarily, the Board votes on new committee assignments immediately following the Annual Meeting of Shareholders, typically in early May.
On March 11, 2009, the Board approved that non-executive travel expenses to attend Board and Committee meetings will be reimbursed in accordance with the Company’s employee Travel and Entertainment Expense Policy, effective March 9, 2009.
Executive Officers
Duane C. Montopoli – Mr. Montopoli is listed under “Directors with Terms Expiring in 2010” located under “Proposal One—Election of Directors” in this Proxy Statement. He is 61 years old.
Thomas C. Leonard – Mr. Leonard assumed the position of Senior Vice President — Finance, Treasurer and Chief Financial Officer of Pennichuck Corporation on July 7, 2008. From June 2006 until July 2008, he served as Vice President of CRA International (NasdaqGS: CRAI), an economics and finance based litigation consulting firm in Boston, Massachusetts, where he was responsible for providing expert accounting services. From December 2002 to May 2006, Mr. Leonard served as Managing Director of Huron Consulting Group, a litigation consulting firm in Boston, Massachusetts and Washington D.C., where he evaluated financial matters and provided forensic analysis. He is a member of the Board of Directors of Kadant Inc. (NYSE: KAI) where he chairs the Audit Committee and is a member of the Compensation Committee. Mr. Leonard is a Certified Public Accountant and is 55 years old.

Donald L. Ware – Mr. Ware was appointed President of Pennichuck Water Works, Inc. and our other water utilities on March 17, 2006. Mr. Ware has been our Vice President of Engineering since 1996, and has been Senior Vice President, Operations and Chief Engineer for Pennichuck Water Works, Inc. since May 2004. He has also been a Vice President and director of Pennichuck Water Service Corporation since 1995, and a director of Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc. since 1998. He holds a Bachelor of Science degree in Civil Engineering from Bucknell University and is a licensed professional engineer in New Hampshire, Massachusetts and Maine. He also holds a Masters of Business Administration degree from the Whittemore Business School at the University of New Hampshire. Mr. Ware is 53 years old.
Stephen J. Densberger – Mr. Densberger is our Executive Vice President and has been affiliated with Pennichuck since 1974. Mr. Densberger was the Treasurer of Pennichuck from 1978 to 1983. He also served as President and a director of Pennichuck Water Service Corporation since 1995 and as a director of Pittsfield Aqueduct Company, Inc. and of Pennichuck East Utility, Inc. since 1998. Mr. Densberger is a graduate of Assumption College and holds a Master of Business Administration degree from the Whittemore School of Business and Economics of the University of New Hampshire. He is an active member and past President of the New Hampshire Water Works Association and past President of the New England Water Works Association. Mr. Densberger serves as a Trustee and Chair of the Management Division of the American Water Works Association. He is a Councilor on the New Hampshire Department of Environmental Services Water Council and a former Alderman in the city of Nashua. Mr. Densberger is 59 years old.
Roland E. Olivier – Mr. Olivier assumed the position of General Counsel and Corporate Secretary of Pennichuck Corporation and President of the Southwood Corporation on August 25, 2008. He has served as director of Pennichuck East Utility, Inc., Pittsfield Aqueduct Company, Inc. and Pennichuck Water Service Corporation since 2009. From 2003 until August 2008, he was the Corporate Counsel to Hitchiner Manufacturing Co., Inc. in Milford, New Hampshire, one of New Hampshire’s largest manufacturing companies. At Hitchiner, Mr. Olivier reported to the President of the company, was a member of the company’s senior management committee and the Assistant Secretary to the Board of Directors. He has been practicing law for over thirty years and specializes in corporate, regulatory, mergers and acquisitions, technology, intellectual property and international law. Mr. Olivier earned a BS at the U.S. Military Academy, West Point, New York and a JD at Columbus School of Law at Catholic University of America. Over the past 13 years, Mr. Olivier has also been actively involved in leadership positions and as a member of the board for a number of non-profit organizations, state boards and advisory councils in New Hampshire. He is a member of the Business and Industry Association (“BIA”) committees for Economic Development, and Energy and Regulated Utilities and a director of the New Hampshire Legends of Hockey. Mr. Olivier has served as the President and Board Member of the NH International Trade Association, Vice-Chairman and Board Member of the Software Association of NH, and Board Member of the New Hampshire licensing Board for state foresters (“Board of Foresters”). He is 63 years old.
Bonalyn J. Hartley – Ms. Hartley has been with Pennichuck since 1979. Since 2001, she has served as Vice President Administration & Regulatory Affairs for Pennichuck Corporation, Pennichuck Water Works, Inc., Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc. and as a director of Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc. since 1998. She has also been Vice President Administration and a director of the Pennichuck Water Service Corporation since 1995. Ms. Hartley serves as Pennichuck Corporation’s Corporate Compliance officer. She is a graduate of Rivier College with a Bachelor of Science degree in Business Management. Ms. Hartley is a member of the Finance Committee for Home Health & Hospice, Nashua NH. She is also a director of the New England Chapter of the National Association of Water Companies and a member of the New England Water Works Association. She is a joint owner of Lakeview Antique Center, LLC. Ms. Hartley is 65 years old.

Report of the Audit Committee
The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities, relating to
•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the Company’s independent registered public accounting firm’s qualifications and independence; and

•	the performance of the Company’s independent registered public accounting firm.
The Audit Committee meets with management periodically to consider the adequacy of the Company’s system of internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with the Company’s independent registered public accounting firm and with appropriate Company financial personnel. The Audit Committee appoints the independent registered public accounting firm and reviews periodically its performance and independence from management.
Management has primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. Management has represented to the Audit Committee that the Company’s audited financial statements for the year ended December 31, 2009 were prepared in accordance with generally accepted accounting principles.
ParenteBeard LLC (“ParenteBeard”), the Company’s independent registered public accounting firm, audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with generally accepted accounting principles, and discusses with the Audit Committee any issue that it believes should be raised with the Audit Committee.
In fulfilling the Audit Committee’s oversight responsibilities, the Audit Committee reviewed and discussed with management and ParenteBeard the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, which review included discussing the quality of the accounting principles, practices and judgments, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and the integrity of the Company’s financial reporting processes and controls. As part of that process, the Audit Committee also met with ParenteBeard, with and without management present, and discussed with ParenteBeard the overall scope and plans for, and results of, its audit. The Audit Committee also considered, with and without management present, the selection and evaluation of ParenteBeard, including all of the relationships between ParenteBeard and the Company and the compatibility of non-audit services with ParenteBeard’s independence. The Audit Committee held four meetings during 2009.

In addition, the Audit Committee has received from ParenteBeard the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with ParenteBeard its independence from the Company. The Audit Committee has also discussed with ParenteBeard any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2009 be included in the Company’s Annual Report on Form 10-K for that year and filed with the SEC.
Robert P. Keller (Chairman)
Clarence A. Davis
Janet M. Hansen
The foregoing “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and beneficial owners of more than ten percent of the Company’s common stock, to file reports of ownership and changes in ownership of such common stock with the SEC. Generally, these persons must file such reports at the time they first become subject to Section 16(a) reporting, and thereafter following any change in beneficial ownership. Officers, directors and such greater than ten percent shareholders are required by SEC rules and regulations to furnish the Company with copies of all Section 16(a) reports they file. The Company is required by SEC rules and regulations to identify in its Proxy Statement those individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from each of such persons that no other reports were required, the Company believes that during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis, except that a total of 22 shares were acquired through the Pennichuck Corporation Dividend Reinvestment and Common Stock Purchase Plan by Larry D. Goodhue, the Company’s Controller (Principal Accounting Officer), as a result of Mr. Goodhue’s voluntary contributions in 2009, and reports for these purchases were not timely filed. Mr. Goodhue filed a Form 4 on January 28, 2010, which was amended on January 29, 2010, that included these acquisitions.
Executive Compensation — Compensation Discussion and Analysis
What are the objectives of the Company’s compensation programs?
The Company’s primary compensation objective is to provide a total compensation package that enables the Company to attract, retain, and motivate highly qualified and dedicated executives. The Company recognizes its compensation packages must be competitive with those offered by peer companies in order to meet these objectives. The Company defines its peers from two perspectives: regulated and non-regulated utilities, primarily water utilities, both for-profit and municipally owned; and other companies of a comparable size located in southern New Hampshire and adjacent areas.

Another important objective of the compensation program is to provide incentives for the Company’s executives to achieve the Company’s financial and business objectives. Accordingly, bonuses paid to executives under the Company’s written bonus plans or otherwise are principally based upon the achievement of corporate earnings at levels that meet the Company’s financial and business objectives and are expected to produce competitive returns for shareholders.
The Company’s equity incentive plan is designed to align the interests of its executives with its shareholders and, accordingly, to provide additional incentives for executives to pursue operating and financial objectives that serve to enhance and maximize the share price over time.
A significant factor in recent years in hiring and retaining senior management employees has been the threatened eminent domain taking of a substantial portion of the Company’s assets. The proposed taking has affected new hires as well as existing employees and has necessitated special incentives including retention bonuses and certain change of control provisions that might not have been offered in the absence of this circumstance.
What is the compensation plan designed to reward and how does each element of the Company’s decision regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements?
The Company’s executive compensation structure is designed to reward executives for the achievement of both individual and corporate-level goals and objectives. Corporate goals and objectives include, (i) achieving or exceeding the Company’s annual budgeted profit level (hereinafter, “OPBT”) and other financial targets, and (ii) achieving or exceeding annually established performance metrics which measure the Company’s level of customer service, product quality and reliability, and respect for the environment (said performance metrics hereinafter referred to as “Key Customer Metrics”). Corporate goals and objectives also include systematically achieving established long-term strategic goals.
The CEO annually reviews and approves individual goals and objectives for each of the executive officers who report directly to him. These goals reflect each officer’s primary duties and responsibilities, including areas such as rate case administration, finance and accounting, acquisitions and other new business development, engineering, operating expense and/or capital spending control, legal compliance and other managerial and administrative duties. Each executive’s compensation is directly tied to the achievement of his or her specific goals and objectives.
Similarly, the Compensation Committee annually reviews and approves the CEO’s individual goals and objectives, reflecting his primary duties to increase earnings through revenue growth and cost control, resolve the Company’s long-standing eminent domain dispute, develop the senior management team, oversee the development and implementation of longer term corporate strategies, and produce competitive economic returns for shareholders. The CEO’s individual goals and objectives also include leading the Company’s effort to achieve or exceed the Key Customer Metrics.
Individual elements of compensation are neither dependent upon nor intended to affect decisions regarding other elements with the exception that bonus payments may be, in some cases, proportional to base salary levels (as more fully described below) and an executive’s total compensation may also be considered when considering various elements of compensation.

What is each element of compensation, why does the Company choose to pay each element and how does the Company determine the amount for each element?
Currently, the principal elements of executive compensation are base salary, bonus, and equity incentive awards. Each non-employee member of the Board of Directors currently receives cash fees, reimbursement for travel expense in accordance with corporate policy and may be granted equity awards.
Executive Officers
Base Salary. Each executive officer’s base salary is reviewed and adjusted annually based on his/her individual performance and to ensure competitiveness with peer companies. During the first quarter of each calendar year, the CEO recommends to the Compensation Committee base salary changes, based in part on the use of outside surveys, as further described below, for each of the Company’s other five executive officers to become effective the week which includes April 1st. Except for the CEO, no other executive is involved in making executive salary recommendations to the Compensation Committee. The Compensation Committee reviews the recommendations of the CEO and recommends base salary changes (including changes to the CEO’s base salary) to the full Board for approval. For 2009, the senior management team, as a group, recommended to the Compensation Committee that their salaries be frozen at 2008 levels. This recommendation was made in recognition of the difficult economic conditions affecting the Company’s operating areas and its customers. For 2010, the Compensation Committee recommended and the full Board approved base salary increases for the Company’s six executive officers that averaged 2%.
Periodically, the Compensation Committee directs the Vice President Administration & Regulatory Affairs to retain outside compensation consultants to conduct surveys of peer company salary levels to ensure the Company’s salary levels are competitive. On occasion, the Compensation Committee meets with compensation consultants hired by the Company.
In 2008, the CEO, with the approval of the Compensation Committee, contracted with two separate compensation consulting firms, Saje Consulting, Inc. and W. F. Conover III, Ltd. The Saje firm, which annually publishes the Investor-Owned Water Utility Compensation & Benefits Survey, was engaged to assess the competitiveness of the Company’s base salary levels for all non-union positions including those of the executive officers, recommend merit budget guidelines and recommend salary grades for each position incumbent. The Conover firm was engaged to evaluate the competitiveness of the compensation packages of the Company’s executive officers, with primary focus on base salary, annual cash compensation (base salary plus bonus), total direct compensation (cash compensation plus long-term incentives such as stock options), pay mix (e.g., option grants vs. grants of restricted stock), retirement benefits and direct/indirect automobile benefits. In October 2008 the Conover firm made a presentation to the Company’s Compensation Committee regarding the results of its compensation study.
Regarding base salary, the Saje firm surveyed both general industry and the utility industry and then determined an overall consensus based on a weighting of 3:1 in favor of the utility industry. This weighting was considered appropriate due to the fact that the Company generally endeavors to fill executive positions from within the utility industry whenever possible. Based on this approach, the Saje firm determined that the 2008 base salaries for the Company’s executive officers were generally competitive, ranging from 90.5% to 103.6% of the Recommended Midpoint base salaries developed from the study. The Company’s General Counsel & Corporate Secretary was not included in the Saje analysis because his position was not filled or included in the organization structure at the time of the Saje work.

The Conover firm surveyed publicly-held water utilities and other utilities with revenues less than $100 million, and other publicly-held companies with revenues less than $100 million. Conover extracted data from annual proxy filings by specific companies and various compensation surveys. Based on this data, the Conover firm also determined that the 2008 base salaries for the Company’s officers were competitive, although recommended midpoint salaries in the Conover study were generally somewhat higher than both the Saje levels and the Company actual levels.
In years when base salary increases are proposed for the executive officers of the Company (as stated previously, salaries were frozen in 2009 at 2008 levels), the CEO utilizes survey information of the type developed by Saje and Conover, among other factors, in preparing recommended salary increases for executive officers. For example, in 2010, the Saje firm updated its Investor-Owned Water Utility Compensation & Benefits Survey and the updated Saje survey, as well as the 2008 Conover Compensation study, were used by the CEO, among other factors, to recommend a 2% average salary increase for executive officers. Base salary adjustments are normally considered and recommended to the full Board by the Compensation Committee for approval in March and to become effective the week which includes April 1st.
Bonus Plan. For 2009, no formal written cash bonus plan was established for the Company’s executive officers. This was decided by the Compensation Committee because it wanted to consider eliminating or changing the effects on bonus pool amounts of certain factors outside of management’s control (both positive and negative), such as the effects of weather on demand and, therefore, on revenues and profits. The Committee further determined that because this would take several months, no written bonus plan should be established for 2009. Accordingly, for 2009, bonus determinations for all executive officers were discretionary and determined by the Compensation Committee based on the achievement of both corporate-level and individual goals and objectives and subject to approval by the full Board.
Based on this criteria, for 2009, the Compensation Committee recommended and the full Board approved the following bonus amounts, which totaled $53,000, for all executive officers, including the Named Executive Officers: CEO $15,000; Chief Financial Officer (“CFO”) $9,500; President, Regulated Utilities $9,500; Executive Vice President $5,000; General Counsel & Corporate Secretary $7,000; and Vice President Administration & Regulatory Affairs $7,000. In setting these bonus amounts, the Compensation Committee considered the Company’s financial performance for the full year, which reflected improvement over the preceding year on an operating basis (i.e., after excluding certain non-operating items). The Committee also considered the individual performance of each of the officers relative to their goals and objectives for the year and based on the reviews and recommendations of the CEO. In that regard, factors considered included: the management and administration of rate case filings for the Company’s Pennichuck Water and Pittsfield Aqueduct utility subsidiaries; the successful completion of the upgrade to the Company’s water treatment plant in Nashua, New Hampshire; the management of the Company’s eminent domain dispute with Nashua; the completion of various financing activities including the recent common equity offering; etc.
For 2010, the Compensation Committee recommended and the full Board approved the establishment of a written performance-based cash bonus plan for the Company’s executive officers other than the CEO. Pursuant to the terms of his employment agreement, the CEO’s annual target cash bonus is 40% of his then base salary, with the actual amount determined by the Compensation Committee and the full Board based on the Company’s financial performance and the CEO’s individual performance, in particular in relation to his goals and objectives for the year.
Under the terms of the 2010 Officer Bonus Plan, varying dollar amounts are credited into a “pool” based on the Company’s actual OPBT performance for the year in relation to the approved budget for the year, both adjusted to eliminate the effects (positive or negative) of unusual and non-recurring items. More specifically, no amount is credited into the pool if actual income falls below 88% of target income and the amount credited into the pool is capped upon actual income reaching 112% of target income for the year. At 100% of target income for the year, the bonus pool amount that will be created is $128,690, or 17% of the beginning of year aggregate base salaries of the five participants in the plan. At or above 112% of target income for the year, the bonus pool amount that will be created is $158,970, or 21% of the beginning of year aggregate base salaries of the five participants in the plan.

Once determined, up to 100% of the established bonus pool amount will be paid out as cash awards as follows: 30% of the bonus pool amount is non-discretionary and allocated among eligible participants pro-rata based on their beginning-of-year base salary levels; an additional 5% of the bonus pool amount is paid out for the achievement of each of six (6) Key Customer Metrics established for the year up to an aggregate of 30%, also allocated among the eligible participants pro-rata based on their beginning-of-year base salary levels; and 40% is discretionary and allocated among eligible participants based on an assessment of each participant’s absolute and relative performance with respect to each participant’s specific personal goals and objectives for the year. Due to the operation of the payout for achieving the Key Customer Metrics, less than 100% of the bonus pool amount may be paid out for the year.
Equity Awards. Historically, upon the recommendation of the CEO, the Compensation Committee has traditionally awarded stock options, subject to Board approval, annually at or near the beginning of each calendar year based on performance for the preceding year and in recognition of the recipients’ expected long-term contribution to the Company’s business. The exercise price of stock options shall be equal to the closing market price on the trading day preceding the date of grant. Aggregate awards are subject to a number of factors including, but not limited to, the Company’s financial results, its stock price and trading activity, and general business, economic, and financial market conditions. The Company did not award any stock options in 2007 or in 2008 (other than an initial grant of 18,000 and 16,200 options to the new CFO and General Counsel & Corporate Secretary, respectively, upon their hiring in 2008). The principal reason for the absence of stock option awards in 2007 and 2008 was the continuing extraordinary circumstance of the threatened eminent domain taking of a majority of the Company’s assets by the city of Nashua.
As discussed above, the Conover firm was engaged to evaluate the competitiveness of total direct compensation (cash compensation plus long-term incentives such as stock options) and pay mix (e.g., option grants vs. grants of restricted stock) with respect to the executive officers. Based on its evaluation, the Conover firm determined that the Company’s total direct compensation to its executive officers, consisting of the sum of annual cash compensation plus long term equity incentives, was somewhat below mid market competitive levels and also noted that most organizations are now making more and greater use of restricted stock grants in their long-term incentive plans.
In March 2009, the Compensation Committee and the CEO considered the need for restricted stock or other equity awards (in addition to stock options) and concluded that share-based grants such as restricted stock could be an important component of executive compensation that would enable the Company to better attract, retain, and motivate highly qualified and dedicated executives. In deciding to add restricted stock to its equity compensation award alternatives, the Company considered accounting rules requiring that stock options be expensed, compensation trends at other companies and the findings of the Conover firm.
On March 11, 2009, our Board of Directors approved, subject to shareholder approval, an amendment and restatement of what was then named the 2000 Stock Option Plan to allow the Board of Directors to grant restricted stock awards in place of, or in combination with, stock options to employees and directors. As so amended and restated, the name of the plan was changed to the 2009 Equity Incentive Plan (the “2009 Plan”). The Board’s decision to approve this amendment and restatement was based on its determination that the 2009 Plan will enable the Company to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to employees and directors of the Company to promote the success of the business by providing for or increasing the proprietary interests of such employees and directors in the Company. At the May 6, 2009 Annual Meeting of Shareholders, the shareholders of the Company approved the 2009 Plan. To date, no restricted stock awards have yet been granted.

The CEO has stated his intention to recommend to the Compensation Committee that, under normal conditions, annual total awards of stock options or other equity awards (excluding awards to recruit new executives and for other special circumstances) be in the range of 1.0% - 1.5% of total common shares outstanding or, in the event the Company grants restricted stock awards, a lower range that would provide the executives with an approximately equivalent level of incentive reward. Such a range reflects a balance between the dilutive effects of equity awards and the adequacy of amounts to properly motivate key employees to achieve the Company’s business objectives. The Company considers stock option and other equity awards to be a critical element of long-term incentive compensation.
Traditionally, the Company’s annual stock option awards have been fully vested as of the grant date in recognition of services rendered for the prior fiscal year. This approach has also reflected the relatively stable nature of the Company’s primary business, regulated water utility services, as well as its historically low employee turnover. Notwithstanding the foregoing, the current CEO has recommended to the Compensation Committee that future equity grants, including restricted stock, should normally be subject to vesting over time (with acceleration of vesting under certain circumstances such as a change of control of the Company).
At the January 28, 2009 regular meeting of the Company’s Board of Directors, 38,000 Non-Statutory Stock Options (also known as non-qualified stock options) were granted to a total of 18 employees, 21,000 of which were granted to the five Named Executive Officers, at an exercise price of $17.64 per share. At the January 27, 2010 regular meeting of the Company’s Board of Director’s, 41,900 Non-Statutory Stock Options were granted to a total of 18 employees, 25,200 of which were granted to the five Named Executive officers, at an exercise price of $20.11 per share. All of these options vest (i.e., become exercisable) over a three-year period, are subject to accelerated vesting in the event of a change-of-control, and generally expire at the end of ten years from the grant date if not exercised. As of the date of this Proxy Statement, there were 141,934 shares available for stock option grant and/or restricted stock grant under the 2009 Plan.
Separately, pursuant to the provisions of his employment agreement with the Company, in the event of a final settlement, adjudication or resolution of the Company’s eminent domain dispute with the city of Nashua, the Board of Directors shall grant to Mr. Montopoli, as CEO, non-qualified stock options to acquire 30,000 common shares of the Company. These options would be immediately exercisable at an exercise price equal to the closing price of such shares as of the trading day prior to the earlier to occur of either the date of any such event or the public announcement of any such event.
Other Compensation. The Company provides certain executive officers a number of other recurring cash and non-cash forms of compensation not normally available to other employees of the Company. These include provision of a company vehicle and reimbursement of related vehicle expenses (or alternatively, a vehicle allowance), reimbursement of civic and industry membership fees and dues (one executive officer holds a social membership to a country club), and reimbursement of the cost of premiums on term life insurance covering three times initial or current base salary (four times initial base salary for the CEO).

The Company has also provided certain executives non-recurring cash compensation in the form of retention bonuses and relocation allowances. In addition, the Company has entered into agreements with its six executive officers (including its CEO) that provide for severance payments in the event of a change of control and termination of employment by the Company (other than for cause) or resignation by the executive for good reason, all as defined in the agreements. Payments consist of up to two years’ salary, bonus, and benefits (generally payable as a lump sum), all as defined in the agreements. The Company believes that these provisions generally are consistent with peer company practices and are of particular importance to the Company in light of the city of Nashua’s ongoing attempt to acquire substantially all the Company’s assets through eminent domain taking or otherwise.
Executive officers are also eligible for certain benefits that are available to other employees, including substantially full funding of medical and dental insurance, group life, and short-term disability plans, 100% matching of the first 3% of salary contributed to the Company’s 401(k) plan (subject to certain limitations), cash payments beginning upon retirement pursuant to the Company’s defined benefit pension plan, and full or partial funding of premiums pursuant to the Company’s post-retirement health care plan.
A description of the employment agreements for each Named Executive Officer is included in “Executive Agreements” below.
Compensation Consultants. The Compensation Committee has determined that there is no conflict of interest to report with respect to fiscal years 2008, 2009 or 2010 regarding Saje Consulting, Inc. and W. F. Conover III, Ltd. since neither firm performed other services for the Company totaling $120,000 or more in any of these years.
Risk Consideration in Pennichuck’s Compensation Program
The Compensation Committee has discussed the concept of risk as it relates to the Company’s compensation programs. The Committee does not believe our compensation programs encourage excessive or inappropriate risk taking, for the following reasons:
•
We structure our pay to consist of both fixed and variable compensation for executive officers and selected senior non-officer managers and individual contributors. The fixed (or salary) portion of compensation is designed to provide a reasonable and steady income regardless of Pennichuck’s stock price performance so that our executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both short and long-term corporate performance. For short-term performance, and as noted above, cash bonuses may be awarded based on achieving certain annual corporate targets for OPBT, Key Customer Metrics, and individual goals and objectives (collectively “Performance Targets”). For long-term performance, our stock option awards now generally vest over three years and are more valuable if our stock price increases over time. We believe that these variable elements of compensation are a sufficient percentage of overall compensation such that they motivate our executives to produce excellent short and long-term corporate results, while the fixed element is also sufficiently high that said executives are not encouraged to take unnecessary or excessive risks.

•
Because of the nature of the Performance Targets the Company uses in determining incentive payments, we believe our executives are encouraged to take a balanced approach that focuses on corporate profitability and expense control. If we are not profitable at a reasonable level, there are no payouts under the bonus program.

•
Our Performance Targets are generally communicated to the Company’s entire workforce. We believe this encourages consistent behavior across the organization, rather than establishing different performance metrics depending on a person’s position in the Company or the business unit he/she works in. For example, a person in our most profitable business unit is not encouraged to take more risk than someone in a less profitable business unit.

•
As noted above, under certain circumstances, our CEO will be granted additional stock options to acquire 30,000 shares of the Company’s common stock in the event of a final settlement, adjudication or resolution of the eminent domain dispute with the city of Nashua. We do not believe this encourages the CEO to take more risk since, (i) he already holds a substantial equity position in the Company, and (ii) the full Board has to approve any negotiated settlement.

•
Cash payouts under both the 2010 Officer Bonus Plan and the 2010 Non-Officer Senior Manager Bonus Plan are capped upon the Company achieving 112% of targeted income for the year, with the bonus payout potential at that level of performance being 21% and 12.6% of base salaries, respectively. As such, these incentive Plans do not unduly promote or encourage Company executives to take excessive risks in the interest of maximizing earnings and therefore bonuses for the year.

•
We believe that we have sufficient internal controls over the measurement and calculation of earnings and other Performance Targets, designed to keep them from being susceptible to manipulation by Company employees. In addition, all of our employees are required to comply with our Code of Conduct, which covers among other things, accuracy of books and records.

•
Our cash bonus plans have generally been structured around budgeted OPBT and individual performance goals for several years and we have seen no evidence that it encourages unnecessary or excessive risk taking.

Report of the Compensation And Benefits Committee
The Compensation and Benefits Committee of the Board of Directors (the “Compensation Committee”) has reviewed and discussed with management the foregoing compensation discussion and analysis (“CD&A”). The Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.
Respectfully submitted,
James M. Murphy (Chairman)
Steven F. Bolander
Michael I. German
The foregoing “Report of the Compensation and Benefits Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Summary of Cash and Certain Other Compensation
Named Executive Officers
The following table sets forth information for the fiscal year ended December 31, 2009 concerning the compensation paid to each person serving as the registrant’s principal executive officer or acting in a similar capacity during the last completed fiscal year (“CEO”); each person serving as the registrant’s principal financial officer or acting in a similar capacity during the last completed fiscal year (“CFO”); the Company’s three most highly compensated executive officers other than the CEO and CFO who were serving as executive officers at the end of the last completed fiscal year; and up to two additional individuals who would have been among the Company’s three most highly compensated executive officers other than the CEO and CFO but for the fact that he or she was not serving as an executive officer at the end of the last completed fiscal year.
Summary Compensation Table

					Change in
				Option	Pension	All Other
	Year	Salary	Bonus	Awards	Value	Compensation	Total
Name and Principal Position		($)	($)‚	($)ƒ	($)	($)„	($)

Duane C. Montopoli	2009	265,000	15,000	22,000	76,452	18,197	396,649
President and Chief Executive	2008	268,096	11,000	—	43,115	21,627	343,838
Officer	2007	255,250	111,000	—	—	22,154	388,404

Thomas C. Leonard … Senior Vice President – Finance, Treasurer and Chief	2009	160,000	9,500	5,789	13,022	12,457	200,768
Financial Officer	2008	76,923	5,000	64,620	—	6,467	153,010

Donald L. Ware	2009	169,000	9,500	13,750	10,645	12,226	215,121
President, Regulated Utilities	2008	170,750	7,500	—	42,661	12,590	233,501
	2007	161,250	85,491	—	38,406	11,647	296,794

Stephen J. Densberger	2009	151,000	5,000	11,000	22,721	11,072	200,793
Executive Vice President	2008	152,654	6,000	—	89,861	15,240	263,755
	2007	144,750	40,034	—	37,487	11,220	233,491

Roland E. Olivier … General Counsel and Corporate	2009	145,000	7,000	5,211	13,932	11,383	182,526
Secretary	2008	50,192	4,500	59,616	—	3,068	117,376

	The Company’s fiscal year ends on December 31.

‚
Includes both bonus awards for services rendered during such year and paid in the following year and retention bonuses. Included in this column for 2007 is a retention bonus paid to Mr. Ware in March 2007 in the amount of $38,000.

ƒ
Amounts shown are the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation – Stock Compensation”, excluding the effect of estimated forfeitures. For a discussion of the assumptions made in such valuation, see note 3 to the Company’s 2009 financial statements. For more details on grants in 2009, see the Grants of Plan-Based Awards Table below.

„
The amounts presented for 2009 in this column include (a) premiums paid by the Company on term or whole life insurance policies, as the case may be, for the benefit of the Named Executive Officers, (b) matching contributions made by the Company to the Company’s 401(k) Elective Savings Plan for Employees on behalf of the Named Executive Officers, (c) the value of personal mileage on behalf of the Named Executive Officers, and (d) country club membership dues paid by the Company on behalf of the named executive officer. The dollar value of each such benefit in 2009 was (a) $3,760, $2,200, $1,175, $2,321 and $2,000 for Montopoli, Leonard, Ware, Densberger, and Olivier, respectively, for term or whole life insurance premiums, (b) $6,139, $4,858, $5,070, $4,710 and $3,983 for Montopoli, Leonard, Ware, Densberger, and Olivier, respectively, for matching 401(k) contributions, (c) $8,298, $5,400, $5,981, $1,892 and $5,400 for Montopoli, Leonard, Ware, Densberger, and Olivier, respectively, for the value of personal mileage, and (d) $2,149 for Densberger for country club membership dues.

…
Messrs. Leonard and Olivier joined Pennichuck on July 7, 2008 and August 25, 2008, respectively. The salary and bonus reported for fiscal 2008 have not been annualized and represent the amounts earned by Messrs. Leonard and Olivier for the portion of the year they were employed by Pennichuck.

Executive Agreements
Employment Agreement with Duane C. Montopoli. Effective August 21, 2006, the Company and Duane C. Montopoli entered into an Employment Agreement (the “Montopoli Agreement”) pursuant to which Mr. Montopoli presently serves as the Company’s President and Chief Executive Officer, and as a director. Mr. Montopoli’s employment with the Company, which commenced on August 21, 2006 (the “Commencement Date”), may be terminated by the Company at any time upon thirty (30) days prior written notice.
Mr. Montopoli’s initial base salary was $250,000 per year, subject to annual review for possible discretionary upward adjustment. Additionally, he has the opportunity to earn an annual target cash bonus of 40% of his then current annual base salary based on the Compensation Committee’s and full Board’s assessment of the Company’s financial performance and Mr. Montopoli’s performance.
On the Commencement Date, Mr. Montopoli was granted a non-qualified stock option to purchase 40,000 shares of common stock at an exercise price of $19.00 per share, the closing price of Company common stock as reported by NASDAQ preceding the Commencement Date. The grant vested (i.e., became exercisable) in three equal annual increments beginning December 31, 2006. The Company has further agreed to grant to Mr. Montopoli an additional non-qualified stock option to purchase 30,000 shares of common stock effective on the earlier to occur of (a) the date of final termination or dismissal through any settlement, adjudication, or other resolution of the eminent domain proceeding (the “Eminent Domain Dispute”) or (b) the date of public announcement of any settlement agreement, adjudication decision, or other resolution of the Eminent Domain Dispute (such earlier date, the “Grant Date”); said option (i) terminating ten years from the Grant Date, (ii) having an exercise price equal to the closing price of the Company’s common stock on the trading day prior to the Grant Date, and (iii) being exercisable beginning on the date of Final Termination. Mr. Montopoli may also receive other periodic awards of stock options at the discretion of the Board of Directors. Upon the occurrence of a Change of Control (as defined in the Montopoli Agreement), all of these options will become immediately exercisable.
In the event Mr. Montopoli’s employment is terminated by the Company other than for Cause (as defined in the Montopoli Agreement) or by him for Good Reason (as defined in the Montopoli Agreement), he will be entitled to a lump sum payment equal to one year of his then current base salary, plus the continuation of benefits described in the Montopoli Agreement for 12 months. In the event of termination by the Company without Cause or by Mr. Montopoli for Good Reason within 24 months following a Change of Control, Mr. Montopoli will be entitled to a lump sum severance payment equal to two (2) times the sum of (a) his then current annual base salary, and (b) 100% of his aggregate target bonuses of 40% and any other cash bonus plans. Additionally, he will be entitled to continuation of certain benefits described in the Montopoli Agreement for a twenty-four (24) month period.

Mr. Montopoli is entitled to receive (A) health and dental insurance coverage to the extent provided by the Company to its executive officers; (B) group life and disability coverage to the extent provided by the Company to its executive officers; (C) insurance on his life in the amount of one million dollars ($1,000,000). Additionally, he is entitled to participate in the Company’s current pension and other retirement plans, and the Company’s other benefit plans which may be in effect from time to time. The Company also provides Mr. Montopoli with, (i) short term disability coverage encompassing up to sixty percent (60%) of his base salary for a period of up to twenty six (26) weeks, (ii) the use of a leased automobile, and (iii) four (4) weeks paid vacation per year.
Mr. Montopoli agreed, as part of the Montopoli Agreement, to non-competition provisions preventing him from engaging in any activity or business endeavors which directly competes with the regulated water utility business operations conducted by the Company within New Hampshire, Maine, Vermont, Massachusetts, Rhode Island and Connecticut for the term of the agreement plus one year.
On November 9, 2007, the Montopoli Agreement was amended for compliance with Section 409A of the Internal Revenue Code of 1986, as amended.
Employment Agreement with Thomas C. Leonard. Effective May 19, 2008, the Company and Thomas C. Leonard entered into an Employment Agreement pursuant to which Mr. Leonard presently serves as the Company’s Senior Vice President — Finance, Treasurer and Chief Financial Officer. Under the Agreement, Mr. Leonard receives an initial base salary of one hundred sixty thousand dollars ($160,000) per annum. He is entitled to participate in the Company’s officer bonus plan for 2009 and thereafter. For 2008, the Agreement provided that he be considered for a non-plan discretionary bonus.
On his first day of employment, Mr. Leonard received a grant of eighteen thousand (18,000) non-qualified options to acquire common stock of the Company, which vest in three equal installments of six thousand (6,000) options per year, beginning on the one year anniversary of the date of his employment; provided, however, that all of said options shall vest immediately in the event of a Change Of Control (as defined in the Agreement). Mr. Leonard is entitled to participate in the employee benefit programs available to non-union full-time employees of the Company.
In the event Mr. Leonard’s employment is terminated by the Company without Cause (as defined in the Agreement), he will be entitled to salary continuation for six (6) months subject to dollar-for-dollar set-off for cash amounts he receives or accrues from any successor employer or other entity for services rendered during such period, plus COBRA premium cost reimbursement during the same six (6) month period (such aggregate amounts, the “Severance Amount”), Notwithstanding the foregoing, if such termination without Cause occurs within six (6) months before or twenty four (24) months after a Change Of Control (as defined in the Agreement), the Severance Amount shall be two (2) years base salary (at the then-current rate) payable in a lump sum without right of set-off, plus COBRA premium cost reimbursement for eighteen (18) months.
Employment Agreement with Donald L. Ware. Effective February 20, 2010, the Company and Donald L. Ware amended the Employment Agreement (“Amendment”) the Company entered into on October 3, 2006 with Mr. Ware (the “Ware Agreement”) pursuant to which Mr. Ware presently serves as the President of each of the Company’s regulated water subsidiaries. The purpose of the Amendment was to automatically extend the term of the Ware Agreement for successive one-year periods in the future without the specific prior approval of the Board of Directors. Under the Agreement, Mr. Ware receives an initial base salary of one hundred sixty nine thousand dollars ($169,000) per annum. He has been entitled to participate in the Company’s officer bonus plan since 2006.

Mr. Ware is entitled to participate in the employee benefit programs available to the Company’s executive officers, including health and dental insurance coverage, group life and disability coverage, life insurance in the amount of three times his annual salary, participation in the Company’s pension and other retirement and profit sharing plans, and short term and long term disability coverage. During the term of the Ware Agreement, the Company will also pay for Mr. Ware’s reasonable out-of-pocket business, entertainment and other related expenses incident to the performance of his duties under the Ware Agreement. He is entitled to not less than four weeks of paid vacation, and is provided with the use of an automobile.
In the event his employment is terminated by the Company other than for “Cause” (as defined in the Ware Agreement), Mr. Ware is entitled to receive severance benefits, payable as a lump sum, equal to his then current salary and fringe benefits under the Ware Agreement, including any bonus for which he may be entitled, for the greater of (a) the remaining term of the Agreement, or (b) the period of twelve (12) months from the date of termination. In the event Mr. Ware terminates his employment for “Good Reason” (as defined in the Ware Agreement) within 24 months following a Change in Control, he would be entitled to receive severance benefits, payable as a lump sum, equal to his then current salary and fringe benefits under the Ware Agreement, including any bonus for which he may be entitled, for the greater of (A) the remaining term of the Ware Agreement, or (B) the period of twelve (12) months from the date of termination.
Mr. Ware agreed, as part of the Ware Agreement, to non-competition provisions preventing him from engaging in any activity or business endeavors which directly competes with the regulated water utility business operations conducted by the Company within New Hampshire, Maine, Vermont, Massachusetts, Rhode Island and Connecticut for one year after the expiration of the term of the Ware Agreement.
On November 7, 2007, the Ware Agreement was amended for compliance with Section 409A of the Internal Revenue Code of 1986, as amended.
Employee Retention Agreement. As amended on December 18, 2006, the Company entered into an Employee Retention Agreement (the “Retention Agreement”) with Mr. Ware pursuant to which he was eligible to receive a one-time payment in cash or Company common stock (at Mr. Ware’s option) equal to twenty-four percent of his base salary (but not less than $38,000) upon the sooner of: (a) March 1, 2007; or (b) the Final Disposition of the Nashua Eminent Domain Case (as defined in the Retention Agreement). The 2007 compensation for Mr. Ware includes $38,000 in cash paid on March 1, 2007 pursuant to the terms of the Retention Agreement.
Change of Control Agreement with Stephen J. Densberger. Mr. Densberger is party to a Change of Control Agreement which, as amended, provides for a lump-sum payment to him in certain circumstances, as discussed below, subject to provisions of the agreement that are intended to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended. Mr. Densberger’s agreement will automatically be extended to two years upon any Change of Control (as defined in the agreement, as amended). That extension will affect the amount of the lump sum payment to Mr. Densberger if his employment is terminated by the Company other than for Cause or if he terminates his employment for Good Reason (as defined in the agreement) within 24 months following a Change of Control of the Company, as that lump sum is equal to Mr. Densberger’s then current salary (or his salary at the time of the Change of Control, if greater) and certain fringe benefits, for the greater of the then remaining term of his agreement or twelve (12) months.

Employment Agreement with Roland E. Olivier. Effective August 25, 2008, the Company and Roland E. Olivier entered into an Employment Agreement pursuant to which Mr. Olivier presently serves as the Company’s General Counsel and Corporate Secretary and the President of Southwood Corporation, Pennichuck real estate commercialization subsidiary. Under the Agreement, Mr. Olivier receives an initial base salary of one hundred forty-five thousand dollars ($145,000) per annum. He is entitled to participate in the Company’s officer bonus plan for 2009 and thereafter. For 2008, the Agreement provided that he be considered for a non-plan discretionary bonus.
On his first day of employment, Mr. Olivier received a grant of sixteen thousand two hundred (16,200) non-qualified options to acquire common stock of the Company, which will vest in three equal installments of five thousand four hundred (5,400) options per year, beginning on the one year anniversary of the date of his employment; provided, however, that all of said options shall vest immediately in the event of a Change Of Control (as defined in the Agreement). Mr. Olivier is entitled to participate in the employee benefit programs available to non-union full-time employees of the Company.
In the event Mr. Olivier’s employment is terminated by the Company without Cause (as defined in the Agreement), he will be entitled to salary continuation for six (6) months subject to dollar-for-dollar set-off for cash amounts he receives or accrues from any successor employer or other entity for services rendered during such period, plus COBRA premium cost reimbursement during the same six (6) month period (such aggregate amounts, the “Severance Amount”), Notwithstanding the foregoing, if such termination without Cause occurs within six (6) months before or twenty four (24) months after a Change Of Control (as defined in the Agreement), the Severance Amount shall be two (2) years base salary (at the then-current rate) payable in a lump sum without right of set-off, plus COBRA premium cost reimbursement for eighteen (18) months.
Stock Option Grants During the Fiscal Year Ended December 31, 2009
Grants of Plan-Based Awards

		All Other Option
		Awards: Number of	Exercise or
		Securities	Base Price of	Grant Date Fair
		Underlying	Option	Value of Stock and
		Options	Awards	Option Awards
Name	Grant Date	(#)	($/Sh)	($)‚

Duane C. Montopoli	01/28/2009	8,000	17.64	22,000

Thomas C. Leonard	01/28/2009	2,105	17.64	5,789

Donald L. Ware	01/28/2009	5,000	17.64	13,750

Stephen J. Densberger	01/28/2009	4,000	17.64	11,000

Roland E. Olivier	01/28/2009	1,895	17.64	5,211

	The grants vest in equal amounts on 01/28/2010, 01/28/2011 and 01/28/2012.

‚
Amounts shown are the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation – Stock Compensation”, excluding the effect of estimated forfeitures. For a discussion of the assumptions made in such valuation, see note 3 to the Company’s 2009 financial statements.

For additional information regarding grants of stock options, see “Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement.
Stock Option Exercises and Fiscal Year End Values
The following tables set forth information concerning the exercises of stock options by the Named Executive Officers during the fiscal year ended December 31, 2009, and the number and the fiscal year end value of unexercised options held by the Named Executive Officers at December 31, 2009. The value realized on the shares acquired on exercise is the difference between the exercise price and the fair market value on the date of exercise. The value of unexercised, in-the-money options at December 31, 2009, is the difference between its exercise price and the fair market value of the underlying stock on such date. These values have not been, and may never be, realized. The underlying options have not been, and may never be, exercised; and actual gains, if any, on exercise will depend on the value of the Company’s common stock on the date of exercise.
Option Exercises and Stock Vested During 2009

Option Awards
Number of Shares
	Acquired on	Value Realized on
	Exercise	Exercise
Name	(#)	($)

Duane C. Montopoli	—	—

Thomas C. Leonard	—	—

Donald L. Ware	7,310	25,075

Stephen J. Densberger	—	—

Roland E. Olivier	—	—

	Exercises listed are for the fiscal year ended December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
				Equity Incentive
				Plan Awards:
				Number of
	Number of	Number of		Securities
	Securities	Securities		Underlying
	Underlying	Underlying		Unexercised
	Unexercised	Unexercised		Unearned	Option	Option
	Options (#)	Options (#)		Options	Exercise	Expiration
Name	Exercisable	Unexercisable		(#)	Price ($)	Date

Duane C. Montopoli	40,000	—		—	19.00	08/21/2016
	—	8,000	‚	—	17.64	01/28/2019

Thomas C. Leonard	6,000	12,000	ƒ	—	22.22	07/07/2018
	—	2,105	‚	—	17.64	01/28/2019

Donald L. Ware	3,333	—		—	20.25	01/25/2012
	5,333	—		—	20.14	10/03/2013
	5,333	—		—	21.24	01/23/2014
	5,130	—		—	19.67	01/28/2015
	—	5,000	‚	—	17.64	01/28/2019

Stephen J. Densberger	5,333	—		—	17.44	01/07/2010
	5,333	—		—	15.29	01/12/2011
	3,333	—		—	20.25	01/25/2012
	5,333	—		—	20.14	10/03/2013
	4,667	—		—	21.24	01/23/2014
	5,333	—		—	19.67	01/28/2015
	4,000	—		—	19.51	12/09/2015
	—	4,000	‚	—	17.64	01/28/2019

Roland E. Olivier	5,400	10,800	„	—	22.51	08/25/2018
	—	1,895	‚	—	17.64	01/28/2019


This table does not include a contingent grant of an additional option to purchase 30,000 shares of common stock as more fully described under Employment Agreement for Mr. Montopoli located under “Executive Compensation” in this Proxy Statement.

‚	The grants vest in equal amounts on 01/28/2010, 01/28/2011 and 01/28/2012.

ƒ	The grants vest in equal amounts on 07/07/2010 and 07/07/2011.

„	The grants vest in equal amounts on 08/25/2010 and 08/25/2011.

Pension Benefits

			Present Value
		Number of	of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)

Duane C. Montopoli	Pension Plan for Employees of Pennichuck Corporation	3	119,567	—

Thomas C. Leonard	Pension Plan for Employees of Pennichuck Corporation	1	13,022	—

Donald L. Ware	Pension Plan for Employees of Pennichuck Corporation	14	176,946	—

Stephen J. Densberger	Pension Plan for Employees of Pennichuck Corporation	35	400,043	—

Roland E. Olivier	Pension Plan for Employees of Pennichuck Corporation	1	13,932	—


The assumptions and valuation methods used to calculate the present value of the accumulated pension benefits shown are the same as those that we use for financial reporting purposes. The assumptions used as of December 31, 2009 include a discount rate of 6.00%, the sex distinct Internal Revenue Service 2009 Static Mortality Table for Annuitants and Non-annuitants, a normal retirement age of 65 and salary increases of 3.00% per annum.

Pension Plan
The Company maintains a qualified, non-contributory defined-benefit pension plan for all qualifying employees of the Company and its subsidiaries. In general, the pension plan provides for monthly payments to or on behalf of each covered employee based upon such employee’s career averaged annual compensation, consisting of salary and bonus, prior to retirement and the employee’s covered years of service. Directors who are not employees are not eligible to participate in the plan. The pension plan includes optional early retirement benefits, provided a participant has attained age 55 and has completed ten or more years of covered service. Mr. Densberger has met the criteria necessary for early retirement benefits under the plan. Under the pension plan, the Company makes an annual contribution for the benefit of eligible employees computed on an actuarial basis. All contributions to the fund and expenses of administering the fund are paid by the Company.

The following table sets forth severance benefits that would have been paid to the Named Executive Officers upon certain types of termination of employment quantified as though the termination occurred on December 31, 2009. Such amounts are payable pursuant to employment-related agreements as more fully described elsewhere in this Proxy Statement.
Severance and Change in Control Benefits
See “Executive Agreements” for a description of the following severance and change in control benefits for each of the following executives, including definitions of the terms used in the column headings.

			Change in
			Control Followed
			by Termination
	Resignation	Termination	Without Cause or	Unvested
	for Good	without	Resignation for	Stock
	Reason	Cause	Good Reason	Options
Name	($)	($)	($)	($)

Duane C. Montopoli	299,025	299,025	810,050	—	

Thomas C. Leonard	—	89,298	345,273	—

Donald L. Ware	—	201,395	402,789	—

Stephen J. Densberger	—	—	329,294	—

Roland E. Olivier	—	78,498	306,447	—


Does not include a contingent grant of an additional option to purchase 30,000 shares of common stock as more fully described under Employment Agreement for Mr. Montopoli located under “Executive Compensation” in this Proxy Statement.

Certain Relationships and Related Party Transactions
Ms. McCarthy served as the Company’s interim President and CEO from April 16, 2006 until August 21, 2006, and was paid $84,923 by the Company for her services. Mr. Kreick served as interim Chief Executive Officer of the Company for a portion of fiscal year 2003. Neither Ms. McCarthy nor Mr. Kreick has served as an officer of the Company in any capacity since August 2003 and August 2006, respectively. The Board of Directors has determined that neither Ms. McCarthy’s nor Mr. Kreick’s exercise of independent judgment in carrying out her or his responsibilities as a Company director has been, nor will it be, adversely affected by this relationship and that this relationship would not adversely affect Ms. McCarthy’s or Mr. Kreick’s status as an “independent director” within the meaning of the relevant NASDAQ rules and all other applicable laws and standards, except that Ms. McCarthy will not be deemed (and Mr. Kreick was not deemed) to be an “independent director” for purposes of serving on the Company’s Audit Committee or Compensation Committee for the respective periods specified by such rules.
Effective March 18, 2009 the Company entered into the Gabelli Agreement with GAMCO and its affiliated entities (collectively “Gabelli Group”) pursuant to which (a) the Gabelli Group is allowed, subject to certain terms and conditions, to increase its beneficial ownership in the Company up to but not reaching 20% under the Company’s Rights Agreement (the “Rights Plan”), (b) the Company increased the size of its Board of Directors from nine (9) to eleven (11) effective as of May 6, 2009, the date of the 2009 Annual Meeting, and (c) the Board of Directors nominated two candidates recommended by the Gabelli Group to fill these additional seats.

The Gabelli Group, in turn, and with respect to the 2009 Annual Meeting, withdrew its Notice of Intent to nominate candidates for election to the Board of Directors and its shareholder proposal requesting the Board of Directors to redeem the Rights Plan. The Company previously reported in a Form 8-K filing with the Securities and Exchange Commission that it had amended its Rights Plan to give the Board of Directors the right, in its sole discretion, to determine if any Person (as defined in the Rights Plan) should be exempted from the general 15% beneficial ownership limitation specified therein and, if so, pursuant to what terms and conditions.
The Gabelli Agreement is described in the Company’s March 19, 2009 press release, which is attached as Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 19, 2009 and incorporated herein by reference.  The description of the Gabelli Agreement is qualified in its entirety by reference to the Letter Agreement that is filed as Exhibit 4.1 to said Form 8-K and is incorporated by reference into this Proxy Statement.
As noted above and in conjunction with the Gabelli Agreement, in 2009 the Board of Directors of the Company nominated Clarence A. Davis and Michael I. German for election to three-year terms expiring at the Annual Meeting of Shareholders in 2012.  Both of these individuals were elected by the shareholders as directors of Pennichuck at the 2009 Annual Meeting for the specified term. If either Mr. Davis or Mr. German is unable or unwilling to serve at any point prior to the 2012 annual meeting, and, so long as GAMCO continues to own at least 5% of the shares of Company common stock then outstanding until the 2012 Annual Meeting, GAMCO may nominate a candidate for election as a replacement director, subject to the approval of the Board of Directors of the Company, whose approval shall not be unreasonably withheld, in accordance with the Board’s published Corporate Governance and Nominating policies and procedures.
Effective March 24, 2010, the Board of Directors voted unanimously to extend the expiration date of the Rights Plan from April 19, 2010 to November 1, 2010. The Company originally adopted the Rights Plan in April 2000. In general, the reasons for instituting and maintaining a Rights Plan include providing shareholders with adequate time to properly assess the merits of any proposed tender offer or similar transaction; encouraging the development of alternative transactions or competing take-over bids under such circumstances; giving the directors adequate time to fully consider any such tender offer and any alternative transaction or competing take-over bid or other strategy to maximize shareholder value; and enhancing the leverage the directors have in negotiations with any potential acquirer.
The Board decided to extend the Rights Plan until November 1, 2010 because a decision by the New Hampshire Supreme Court regarding the Company’s eminent domain dispute with the city of Nashua, New Hampshire is pending and because, over the next several months, settlement discussions could occur between the Company and Nashua. The Board of Directors believes that an extension of the Rights Plan at this time could enhance the prospects of maximizing shareholder value in connection with any such discussions. Furthermore, the Board is of the view that this extension is unlikely to have any effect on the possible initiation of independent acquisition interest by any party other than Nashua, because of the short duration of the extension and because the extension will likely run substantially concurrent with continued eminent domain proceedings and/or related settlement discussions. We believe a third party would be unlikely to initiate acquisition interest while eminent domain proceedings or settlement discussions with the city of Nashua remain active.

Code of Ethics for Financial Professionals
The Company has adopted a Code of Ethics for Financial Professionals applicable to the principal executive officer and all persons serving in a finance, accounting, treasury, tax or investor relations role. The Code of Ethics sets forth standards designed to deter wrongdoing and to promote honest and ethical conduct by such persons, including the avoidance of conflicts of interest, protection of confidential information, and compliance with applicable laws and regulations. A copy of the Code of Ethics for Financial Professionals is available at the Company’s website, www.pennichuck.com/investor/corporate_governance.php. The Company intends to satisfy the SEC disclosure requirement regarding amendments to, or waivers from, certain provisions of its Code of Ethics for Financial Professionals by posting such information on the Company’s website. The Company will provide to any person without charge, upon request, a copy of the Code of Ethics is available from our Investor Relations department at Pennichuck Corporation, 25 Manchester Street, Merrimack, New Hampshire 03054, Attention: Investor Relations; Telephone No. (603) 882-5191.
Equity Compensation Plan Information
The following table summarizes information, as of December 31, 2009, relating to the equity compensation plans of the Company pursuant to which equity securities of the Company are authorized for issuance.

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders 	222,691	$19.61	183,834
Equity compensation plans not approved by security holders ‚	—	—	No express number set by plan	‚

Total	222,691	$19.61	183,834

	These plans are the Company’s 1995 Stock Option Plan and the 2009 Equity Incentive Plan.

‚
The Company adopted a Deferred Compensation Program for directors of Pennichuck Corporation in 1987, as amended in 1997 (the “Plan”). The Plan enables directors to defer receipt of all or part of their annual retainer and meeting fees until the individual ceases to be a director or upon age 70, if earlier. Participating directors under the plan have the option of (1) deferring receipt of such fees, with interest accruing thereon based on the Company’s average cost of money for its short term borrowings, or (2) converting such fees on a semi-annual basis into common share equivalents based on the closing bid price of the Company’s common stock on the conversion date, with dividends credited to the participant on such unit share equivalents and similarly converted into additional common share equivalents. Upon termination of the deferral period, participating directors receive a distribution consisting either of the full amount of cash and interest accrued to his/her account or shares of restricted common stock of the Company equal to the number of unit share equivalents so accumulated. No directors are presently participating in this Plan. The Plan does not provide for a maximum number of shares of common stock that may be issued under the Plan.

Proposal Two — Ratification of Independent Registered Public Accountants
Our Audit Committee has selected the firm of ParenteBeard LLC (“ParenteBeard”), an independent registered public accounting firm, as our auditors for the fiscal year ending December 31, 2010. Although shareholder approval of the selection of ParenteBeard is not required by law, our Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved by our shareholders at the 2010 annual meeting, our Audit Committee will reconsider its selection of ParenteBeard.
The Board of Directors recommends a vote FOR the ratification of ParenteBeard as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010.
Relationship with Independent Accountants
On October 1, 2009, the Company was notified that its independent accountant, Beard Miller Company LLP (“Beard”), an independent registered public accounting firm, had merged with Parente Randolph LLC (“Parente”) and formed a new entity, ParenteBeard LLC (“ParenteBeard”). On October 1, 2009, Beard resigned as the auditors of the Company and, with the approval of the Audit Committee of the Company’s Board of Directors, ParenteBeard was engaged as its independent registered public accounting firm.
ParenteBeard LLC was formed in connection with the merger of Parente and Beard on October 1, 2009. Prior to engaging ParenteBeard, the Company had used Beard as its independent accountant and did not consult with Parente regarding the application of accounting principles to a specified transaction, either completed or proposed, or regarding the type of audit opinion that might be rendered on the Company’s financial statements, and Parente did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.
The report of Beard regarding the Company’s financial statements for the fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the years ended December 31, 2008 and 2007, and during the interim period from the end of the most recently completed fiscal year through October 1, 2009, the date of Beard’s resignation, there were no disagreements with Beard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Beard, would have caused it to make reference to such disagreement in its reports.

Fees Paid to Independent Accountants
The following table sets forth the aggregate fees billed, or to be billed, by ParenteBeard, the Company’s independent accountants, and by Beard, the Company’s former independent accountants, for professional services rendered in connection with the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2009 and December 31, 2008, and fees billed for audit-related services, tax services and all other services rendered during those periods.

Fee Category	Fiscal 2009	Fiscal 2008
Audit Fees 	$258,310	$250,510
Audit-Related Fees ‚	9,000	8,500
Tax Fees ƒ	13,200	15,415
All Other Fees „	—	—

Total Fees	$280,510	$274,425


Audit Fees consist of fees billed, or to be billed, for professional services rendered for the integrated audit of the Company’s consolidated financial statements, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002, review of the interim consolidated financial statements included in quarterly reports and services related to registration statements and bond financings. Included in fiscal 2009 figures are fees billed by Beard in the amount of $51,270. All fees listed for fiscal 2008 were billed by Beard.

‚	Audit-related fees consist of fees, costs and expenses arising from the audit of the Company’s pension plan. All fees listed for fiscal 2009 and fiscal 2008 were billed by Beard.

ƒ
All tax fees listed were paid to ParenteBeard in connection with tax return preparation and professional fees related to the eminent domain proceeding. All fees listed for fiscal 2009 and fiscal 2008 were billed by Beard.

„	All other fees consist of fees for all products and services other than those reported above.
The Audit Committee’s Charter provides that the Audit Committee must pre-approve all audit services and non-audit services to be provided to the Company by independent registered public accounting firms. All audit services, audit-related services, tax services and other services for fiscal 2009 were pre-approved by the Audit Committee, which concluded that the provision of such services by ParenteBeard was compatible with the maintenance of that firm’s independence in the conduct of its auditing function. During March 2010, the Audit Committee pre-approved ParenteBeard for audit and non-audit services to be provided to the Company for fiscal 2010.

Annual Report on Form 10-K
The Company’s Annual Report on Form 10-K is available without charge upon request from our Investor Relations department at Pennichuck Corporation, 25 Manchester Street, Merrimack, New Hampshire 03054, Attention: Investor Relations; Telephone No. (603) 882-5191. The Company’s Annual Report on Form 10-K is also available at www.pennichuck.com/investor/proxy-materials.php.
Other Matters
The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than those items set forth in this Proxy Statement. The enclosed proxy confers upon each person entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with his or her best judgment with respect to any other matters which may properly be presented for action at the meeting.
By Order of the Board of Directors,

Roland E. Olivier
Secretary

ANNUAL MEETING OF SHAREHOLDERS OF
PENNICHUCK CORPORATION
May 5, 2010

PROXY VOTING INSTRUCTIONS
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
Vote online until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at - http://www.pennichuck.com/investor/proxy-materials.php
¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. ¯

■	20330000000000001000 8	050510

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	To elect the following nominees for director:

NOMINEES:
☐	FOR ALL NOMINEES	O O	John R. Kreick Duane C. Montopoli
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O	Martha E. O’Neil

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of ParenteBeard LLC as the Company’s independent registered public accountants for the year ending December 31, 2010.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE “FOR” ALL DIRECTOR NOMINEES.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THIS PROXY IN THE ACCOMPANYING ENVELOPE.

A VOTE “FOR” ALL DIRECTOR NOMINEES AND TO RATIFY THE APPOINTMENT OF PARENTEBEARD LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2010 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■

ANNUAL MEETING OF SHAREHOLDERS OF
PENNICHUCK CORPORATION
May 5, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at — http://www.pennichuck.com/investor/proxy-materials.php
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
¯ Please detach along perforated line and mail in the envelope provided. ¯

■	20330000000000001000 8	050510

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	To elect the following nominees for director:

NOMINEES:
☐	FOR ALL NOMINEES	O O	John R. Kreick Duane C. Montopoli
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O	Martha E. O’Neill

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of ParenteBeard LLC as the Company’s independent registered public accountants for the year ending December 31, 2010.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE “FOR” ALL DIRECTOR NOMINEES.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THIS PROXY IN THE ACCOMPANYING ENVELOPE.

A VOTE “FOR” ALL DIRECTOR NOMINEES AND TO RATIFY THE APPOINTMENT OF PARENTEBEARD LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2010 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■

                    ■
PENNICHUCK CORPORATION
PROXY FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, MAY 5, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
AND SHOULD BE RETURNED AS SOON AS POSSIBLE
As an alternative to completing this form, you may enter your vote instruction via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.
The undersigned having received notice of the 2010 Annual Meeting of Shareholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Joseph A. Bellavance and Robert P. Keller, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the 2010 Annual Meeting of Shareholders of PENNICHUCK CORPORATION (the “Company”) to be held on Wednesday, May 5, 2010 at 9:00 a.m., local time, at the Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire, and any adjournments thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.
In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

■	14475	■